EXHIBIT  99

For Immediate Release                                Contact: John T. O'Neill
February 8, 1996                                      Telephone: 401-431-8500



                        HASBRO, INC. ANNOUNCES RECORD
                       RESULTS FOR FOURTH QUARTER 1995

    Pawtucket, RI (February 8, 1996) -- Hasbro, Inc. (HAS:ASE) today reported its results for the fourth quarter and full year ended December 31, 1995.

    The Company reported that fourth quarter net revenues and earnings reached record levels for any quarter in its history and also that, for the first time, quarterly revenues exceeded the billion dollar level. Net revenues were $1,023,688,000, an increase from the $940,583,000 of the corresponding quarter a year earlier. Net earnings, at $85,209,000, increased 12% from last year's fourth quarter record of $75,813,000. Earnings per share for the quarter increased to $.97 from $.86 in the same period a year ago.

    For the year, net revenues were $2.858 billion compared to the $2.670 billion reported in 1994. Absent the effect of a 1995 second quarter pretax charge of $31,100,000 related to discontinued development efforts, full year earnings were $174,728,000 or $1.98 per share, compared to $175,033,000, or $1.96 per share a year ago. 1995 net earnings were $155,571,000, or $1.76 per share.

    Alan G. Hassenfeld, Chairman and Chief Executive Officer, commenting on the results stated that "we are pleased with our growth of 9% in revenues and 12% in earnings during the fourth quarter, especially in light of the difficult world-wide retail environment."



    "Each of our major units, the toy group, games group and international, produced revenue growth during the quarter. The games group again led the way, up more than 15% from a year ago - that on top of an 11% growth in the fourth quarter of 1994. The toy group, after lagging 1994 during the second and third quarters of 1995, finished on a positive note, exceeding last year's fourth quarter level. Internationally, the European and Asia/Pacific marketing operations reported revenue growth of more than 9%, which grew to more than 12% when impacted by the positive effect of changed foreign currency rates. Products showing significant strength during the Christmas season included the Batman(R) range, both internationally and domestically, Star Wars(R), action figures and vehicles, Mr. Potato Head(R), classic games such as Scrabble(R), and Monopoly(R), new game introductions including Lucky Ducks(TM) and Chicken Limbo(TM) and our interactive CD-ROM version of Monopoly."

    Mr. Hassenfeld continued, "It is worth noting that our 12% earnings growth during the quarter came in spite of investment spending in, and marginal contributions from, certain of our newer operations. We believe that these operations will help to fuel our earnings growth in the future."

    Mr. Hassenfeld concluded, "We believe that our recent reorganization played an important role in the growth we achieved during the fourth quarter. That move, along with the momentum we have going into the new year and our well received 1996 product line, position us well for the future and for our commitment to enhance shareholder value."



                                # # #
                          (Tables Attached)




                                  HASBRO, INC.

                       CONSOLIDATED STATEMENTS OF EARNINGS

(Thousands of Dollars and Shares Except Per Share Data)

                                      Quarter Ended         Year Ended(1)
                                   ------------------   --------------------
                                    Dec. 31,  Dec. 25,   Dec. 31,   Dec. 25,
                                      1995      1994       1995       1994
                                   ---------  -------   ---------  ---------
Net Revenues                      $1,023,688 $940,583  $2,858,210 $2,670,262
Cost of Sales                        429,688  397,972   1,237,197  1,161,479
                                   ---------  -------   ---------  ---------
Gross Profit                         594,000  542,611   1,621,013  1,508,783
Amortization                           9,785    9,707      38,471     36,903
Royalties, Research and Development  109,217   92,258     304,704    273,039
Discontinued Development Project           -        -      31,100          -
Advertising                          155,952  155,800     417,886    397,094
Selling, Distribution and
 Administration                      172,495  150,233     555,280    493,570
Restructuring Charges                      -        -           -     12,500
                                   ---------  -------   ---------  ---------
Operating Profit                     146,551  134,613     273,572    295,677
Interest Expense                      13,449   11,968      37,588     30,789
Other (Income), Net                   (5,038)    (628)    (16,566)   (26,681)
                                   ---------  -------   ---------  ---------
Earnings Before Income Taxes
 and Cumulative Effect of Change
 in Accounting Principles            138,140  123,273     252,550    291,569
Income Taxes                          52,931   47,460      96,979    112,254
                                   ---------  -------   ---------  ---------
Earnings Before Cumulative Effect
 of Change in Accounting Principles   85,209   75,813     155,571    179,315
Cumulative Effect of Change in
 Accounting Principles                     -        -           -     (4,282)
                                   ---------  -------   ---------  ---------
Net Earnings                      $   85,209 $ 75,813  $  155,571 $  175,033
                                   =========  =======   =========  =========



Per Common Share(2)
   Earnings Before Cumulative
    Effect of Change in
    Accounting Principles         $      .97 $    .86  $     1.76 $     2.01
                                   =========  =======   =========  =========

   Net Earnings                   $      .97 $    .86  $     1.76 $     1.96
                                   =========  =======   =========  =========

   Cash Dividends Declared        $      .08 $    .07  $      .32 $      .28
                                   =========  =======   =========  =========

Weighted Average Number of Shares     88,141   88,546      88,253     89,331
                                   =========  =======   =========  =========

(1) - 1995 consists of 53 weeks; 1994, 52 weeks.
(2) - Primary and fully diluted data are not shown separately as they are substantially the same.



                                  HASBRO, INC.

                      CONSOLIDATED CONDENSED BALANCE SHEETS


  (Thousands of Dollars)



                                                   Dec. 31,        Dec. 25,
                                                     1995            1994
                                                  ----------      ----------
                   Assets

  Cash and Temporary Investments                  $  161,030      $  137,028
  Accounts Receivable, Net                           791,111         717,890
  Inventories                                        315,620         244,407
  Other                                              157,737         153,138
                                                   ---------       ---------
  Total Current Assets                             1,425,498       1,252,463
  Property, Plant and Equipment, Net                 313,240         308,879
  Other Assets                                       877,650         817,033
                                                   ---------       ---------
  Total Assets                                    $2,616,388      $2,378,375
                                                   =========       =========

        Liabilities and Shareholders' Equity

  Short-term Borrowings                           $  119,987      $   81,805
  Payables and Accrued Liablities                    749,877         681,927
                                                   ---------       ---------
  Total Current Liabilities                          869,864         763,732
  Long-term Debt                                     149,991         150,000
  Deferred Liabilities                                70,921          69,226
                                                   ---------       ---------
  Total Liabilities                                1,090,776         982,958
  Total Shareholders' Equity                       1,525,612       1,395,417
                                                   ---------       ---------
  Total Liabilities and Shareholders' Equity      $2,616,388      $2,378,375
                                                   =========       =========